                                                                    Exhibit 4(m)


          This Trust Preferred Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "DEPOSITORY") or a nominee of the Depository. This Trust Preferred Security is exchangeable for Trust Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Trust Preferred Security (other than a transfer of this Trust Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

          Unless this Trust Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York), a New York corporation, to the Trust or its agent for registration of transfer, exchange or payment, and any Trust Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depository and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depository, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

  CERTIFICATE NO.                       NO. OF PREFERRED SECURITIES
  ---------------                       ---------------------------
       TP-1                                      4,000,000

                                        CUSIP NO.
                                        ---------
                                        41987M201

          CERTIFICATE EVIDENCING TRUST ORIGINATED PREFERRED SECURITIES

                                       OF

                  HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST I

                  8.36% Trust Originated Preferred Securities
             (Liquidation Amount $25 Per Trust Preferred Security)

          HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST I, a statutory business trust created under the laws of the State of Delaware (the "TRUST"), hereby certifies that Cede & Co. (the "HOLDER") is the registered owner of 4,000,000 preferred securities of the Trust representing undivided beneficial ownership interests in the assets of the Trust designated the 8.36% Trust Originated Preferred Securities (Liquidation Amount $25 Per Trust Preferred Security) (the "TRUST PREFERRED SECURITIES"). The Trust Preferred Securities are freely transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, powers, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities represented hereby are set forth in, issued under and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement dated as of February 1, 1997, as the same may be amended from time to time (the "TRUST AGREEMENT"). Capitalized terms used herein but not defined shall have the meaning given them in the Trust Agreement. The Holder is entitled to the benefits of the Trust Preferred Securities Guarantee to the extent provided therein. The Holder, by acceptance of this certificate, and each Trust Preferred Security Beneficial Owner, by acquisition of a beneficial interest in this certificate, agrees to treat the Initial Debentures, and any other Affiliate Investment Instruments that are treated as debt instruments by the relevant Investment Affiliate and by the Partnership, as indebtedness for United States federal income tax purposes. The Property Trustee will provide a copy of the Trust Agreement, the Trust Preferred Securities Guarantee and the Agreement of Limited Partnership to the Holder without charge upon written request to the Trust at its principal place of business.

          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

          Holders of Trust Preferred Securities shall be entitled to receive cumulative cash distributions at a rate per annum of 8.36% of the stated liquidation amount of $25 per Trust Preferred Security. Distributions on the Trust Preferred Securities shall, from the date of original issue, accumulate and be cumulative and shall be payable quarterly only to the extent that the Trust has funds available for the payment of such distributions in the Property Account. Distributions not paid on the scheduled payment date will accumulate and compound quarterly (to the extent permitted by applicable law) at the rate of 8.36% per annum ("Compounded Distributions"). The term "DISTRIBUTIONS" as used herein shall mean ordinary cumulative distributions in respect of each Fiscal Period together with any such Compounded Distributions. Amounts available to the Trust for distribution to the holders of the Trust Preferred Securities will be limited to payments received by the Trust from the Partnership on the Partnership Preferred Securities or from the Company on the Partnership Guarantee. Distributions on the Partnership Preferred Securities will be paid only if, as and when declared in the sole discretion of the General Partner of the Partnership. If and to the extent that the Partnership makes a distribution on the Partnership Preferred Securities held by the Property Trustee or the Company makes a payment under the Partnership Guarantee (the amount of any such Partnership distribution, including any compounded Partnership distributions or guarantee payment, being a "PAYMENT AMOUNT"), the Trust shall and the Property Trustee is directed, to the extent funds are legally available for that purpose pursuant to the Trust Agreement, to make a Pro Rata Distribution of the Payment Amount to the holders of the Trust Preferred Securities.

          The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, except that for any period shorter than a full 90-day quarter on the basis of the actual number of days elapsed in such 90-day quarter.

          Except as otherwise described herein, Distributions on the Trust Preferred Securities will be cumulative, will accumulate from the date of initial issuance and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 1997 if, as and when legally available for payment by the Property Trustee. If the Trust Preferred Securities are in book-entry-only form, Distributions will be payable to the holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the relevant record dates, which will be one Business Day prior to the relevant payment dates. If the Trust Preferred Securities do not remain in book-entry-only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which Distributions are payable is not a Business Day, payment of such Distribution shall be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any reduction of interest or other payments in respect of such early payment), in each case with the same force and effect as if made on the payment date. Payments of accumulated Distributions will be payable to holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the relevant record date with respect to the payment date for the Trust Preferred Securities which corresponds to the payment date fixed by the Partnership with respect to the payment of cumulative distributions on the Partnership Preferred Securities. If Distributions are not paid when scheduled, the accumulated Distributions shall be paid to the holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the relevant record date as determined under the Trust Agreement with respect to the actual payment date for the Trust Preferred Securities, which will correspond to the actual payment date fixed by the Partnership with respect to the payment of cumulative distributions on the Partnership Preferred Securities not declared and paid when regularly scheduled.

          The Trust Preferred Securities shall be redeemable as provided in the Trust Agreement.
_______________________________________________________________
                                                              /
                                                             /
                                                            /
                                                           /
                                                          /
                                                         /
                                                        /
                                                       /
                                                      /
                                                     /
                                                    /
                                                   /
                                                  /
                                                 /
                                                /
____________________________________________________________

               IN WITNESS WHEREOF, the Trust has executed this certificate this 4th day of February, 1997.


                              HAWAIIAN ELECTRIC INDUSTRIES
                              CAPITAL TRUST I


                                /s/ ROBERT F. CLARKE
                              -----------------------------
                              ROBERT F. CLARKE, AS REGULAR
                              TRUSTEE


                                /s/ ROBERT F. MOUGEOT
                              ------------------------------
                              ROBERT F. MOUGEOT, AS REGULAR
                              TRUSTEE


                                /s/ CONSTANCE H. LAU
                              -----------------------------
                              CONSTANCE H. LAU, AS REGULAR
                              TRUSTEE



                         CERTIFICATE OF AUTHENTICATION

          This certificate is one of the issue of Trust Preferred Securities described in the Trust Agreement.

Date of Authentication: February 4, 1997.


                              THE BANK OF NEW YORK,
                              AS PROPERTY TRUSTEE


                              BY: /s/ Vivian Georges
                                  -----------------------------------
                                  NAME: Vivian Georges
                                  TITLE:  Assistant Vice President

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Preferred Security Certificate to:
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(INSERT ASSIGNEE'S SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(INSERT ADDRESS AND ZIP CODE OF ASSIGNEE)

and irrevocably appoints
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
agent to transfer this Trust Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: ______________________________

Signature: _________________________

(SIGN EXACTLY AS YOUR NAME APPEARS IN THIS TRUST PREFERRED SECURITY CERTIFICATE)